EXHIBIT 23.1

Consent of Independent Pubic Accountants

      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 5, 2001 (except with respect to the matter discussed in Note 13, as to which the date is February 9, 2001), included in Central Vermont Public Service Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

Boston, Massachusetts
March 21, 2001